                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): December 14, 2009

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On December 14, 2009, CSP Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter fiscal year 2009 which ended September 30, 2009. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated December 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: December 14, 2009 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine 99.1

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 FINANCIAL RESULTS

BILLERICA, MA, December 14, 2009 -CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the fourth quarter of fiscal 2009 ended September 30, 2009.

For the fourth quarter of fiscal 2009, CSP Inc. reported total sales of $18.1 million, which were essentially flat with the fourth quarter of fiscal 2008. The GAAP net loss for the fourth quarter of fiscal 2009 was $3.6 million, or $1.02 per share, compared with a net loss of $328,000, or $0.09 per share, in the fourth quarter of fiscal 2008. The net loss for the fourth quarter of fiscal 2009 included an impairment charge for goodwill of $3.9 million. As a result of market and industry volatility, changes in projected forecast and the decrease in the Company's market capitalization, CSP was required under the Financial Accounting Board Accounting Standard Codification 350 Intangibles -Goodwill and Other Intangible Assets, to perform a goodwill impairment analysis and wrote off a total of $3.9 million in goodwill during the fourth quarter of fiscal 2009. Excluding the goodwill impairment charge, non-GAAP net loss for the fourth quarter of fiscal 2009 would have been $139,000 or $0.04 per share.

For the full year fiscal 2009, CSP Inc. reported total sales of $83.4 million compared with $76.8 million in fiscal 2008. The net loss for the fiscal 2009 was $3.8 million, or $1.05 per share, compared with a net loss of $407,000, or $0.11 per share, for fiscal 2008. Excluding the goodwill impairment charge recorded in the fourth quarter of 2009, non-GAAP net loss for fiscal 2009 would have been $321,000, or $0.09 per share.

The Company's cash and short-term investments were $18.9 million as of September 30, 2009 compared with $18.5 million for the fiscal year ended September 30, 2008. The increase in cash in fiscal 2009 compared with the past fiscal year was primarily the result of sources of cash from changes in assets and liabilities, including the collection of accounts receivable and reduction of inventories.

Use of Non-GAAP Financial Measures

Non-GAAP net loss and Non-GAAP net loss per share are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CSP Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Management Comments on Fiscal 2009

"CSP reported strong financial results for the first two quarters of fiscal 2009, but was significantly affected by the global recession in the second half of the year," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "Due to the weakening demand environment, we took actions to reduce our operating structure and improve our bottom-line performance."

"Our Systems business reported year-over-year growth for fiscal 2009 as a result of follow-on orders for our high-performance digital signal processing systems, including high margin royalty payments from Lockheed Martin related to the E2D Advanced Hawkeye intelligence, surveillance and reconnaissance aircraft. We are encouraged by the prospects for our Systems business in fiscal 2010 and expect follow-on orders from Raytheon, as well as high-margin E2D royalty payments from Lockheed Martin."

"While the recession affected each of our Service and Systems Intergration businesses in the second half of the year, we reported an increase in full-year revenues as a result of growth at our U.S. Systems and Solutions subsidiary (SSD), partially offset by lower revenue in Germany," said Lupinetti. "In Germany, demand for hardware declined significantly and professional service contracts were challenged by tighter customer budgets. In the United States, we faced significant pricing pressure for our IT infrastructure solutions in the second half of the year."

"Going forward, we plan to improve our Service and Systems Integration margins by increasing higher-level managed services" said Lupinetti. "We are focused on building comprehensive customer solutions by integrating software and hardware into a managed service that can be run at a customer's datacenter or on our Network Operations Center (NOC). We plan to utilize our NOC as the global foundation to build all new managed services offerings. In addition, we will leverage our membership in Cisco Worldwide Managed Services Channel Program (MSCP) to sell our NOC services globally along with Cisco's Unified Communications and Unified Computing systems. As a key component of our strategy, we are judiciously investing in engineers who can enhance our pre-sales capabilities."

"We believe we hit the bottom of the market downturn in fiscal 2009," said Lupinetti. "Although the worst may be behind us and we are seeing increasing sales activity, our visibility into the IT spending environment remains limited. Therefore, we plan to manage the company conservatively with the assumption of weak demand in fiscal 2010. At the same time, the actions we are taking to build our managed services offerings should enable us to accelerate our bottom-line growth when the IT market rebounds."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 10:00 a.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 407-5790 or (201) 689-8328. For interested parties unable to participate in the live call, an archived version of the webcast will be available for one year on CSP's website.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, prospects for CSP's Systems business in fiscal 2010; expected follow-on orders from Raytheon; expectations for high-margin E2D royalty payments from Lockheed Martin; plans to improve CSP's Service and Systems Integration margins by increasing higher-level managed services sales; plans to build comprehensive customer solutions by integrating software and hardware; expectations to utilize CSP's Network Operations Center (NOC) as the global foundation to build on the Company's managed services offerings; plans to leverage CSP's membership in Cisco Worldwide's Managed Services Channel Program (MSCP) to sell the Company's NOC services globally along with Cisco's Unified Communications and Unified Computing systems; plans to judiciously invest in engineers to enhance pre-sales capabilities; belief that the market has hit the bottom; visibility on the IT spending environment; plans to manage CSP conservatively with the assumption of weak demand in fiscal 2010; and expectations that CSP's bottom-line growth will accelerate when the IT market rebounds. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the Securities and Exchange Commission (SEC). Please refer to the section on forward-looking statements included in the Company's filings with the SEC.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services for complex IT environments. MODCOMP works with third parties to develop cutting edge solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	September 30,
	2009	2008
Assets
Current assets:
Cash and short-term investments	$18,904	$18,494
Accounts receivable, net	7,410	11,470
Inventories	5,935	8,125
Other current assets	3,617	3,259
Total current assets	35,866	41,348
Property, equipment and improvements, net	832	1,003
Other assets	3,788	7,668
Total assets	$40,486	$50,019

Liabilities and Shareholders' Equity
Current liabilities	$13,157	$17,775

Pension and retirement plans	8,120	7,382
Deferred income taxes	146	553
Non-current liabilities	368	361

Shareholders' equity	18,695	23,948
Total liabilities and shareholders' equity	$40,486	$50,019

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three Months Ended------/ /--Twelve Months Ended--/
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2009	2008	2009	2008
Sales:
Product	$14,767	$14,049	$67,237	$60,303
Service	3,353	4,024	16,120	16,479
Total sales	18,120	18,073	83,357	76,782

Cost of Sales:
Product	11,807	12,064	56,609	50,311
Service	2,915	2,953	11,797	12,472
Total cost of sales	14,722	15,017	68,406	62,783

Gross profit	3,398	3,056	14,951	13,999

Operating expenses:
Engineering and development	428	521	1,970	2,171
Selling, general & administrative	3,702	3,403	13,969	13,279
Impairment Charge	3,941	--	3,941	--
Total operating expenses	8,071	3,924	19,880	15,450

Operating (loss)	(4,673)	(868)	(4,929)	(1,451)

Other income (expense), net	(114)	119	(27)	583

Loss before income taxes	(4,787)	(749)	(4,956)	(868)
Income taxes benefit	(1,186)	(421)	(1,173)	(461)

Net loss	($3,601)	($328)	($3,783)	($407)

Net loss per share - basic	($1.02)	($0.09)	($1.05)	($0.11)
Weighted average shares outstanding - basic	3,519	3,760	3,594	3,783

Net loss per share - diluted	($1.02)	($0.09)	($1.05)	($0.11)
Weighted average shares outstanding - diluted	3,519	3,760	3,594	3,783

CSP INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED GAAP RESULTS
TO NON-GAAP FINANCIAL MEASURES

(In Thousands, except per share data)

                                                               /----Three Months Ended------/ /--Twelve Months Ended--/

	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2009	2008	2009	2008

GAAP net loss, as reported	($3,601)	($328)	($3,783)	($407)

Impairment charge, net of tax	(3,462)	--	(3,462)	--

Non GAAP net loss	($139)	($328)	($321)	($407)

Net loss per common share
Diluted, as reported	($1.02)	($0.09)	($1.05)	($0.11)
Diluted, non GAAP	($0.04)	($0.09)	($0.09)	($0.11)

Weighted average number of common shares:
Diluted, as reported	3,519	3,760	3,594	3,783